EXHIBIT 2.a


                                                             [Form of Fixed Rate
                                                              Permanent Global
                                                              Security]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITORY"), TO PITNEY BOWES CREDIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THIS DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


CUSIP NO.
No. FXR-                                                               $

                        PITNEY BOWES CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES D
                              (Global Fixed Rate)

SPECIFIED CURRENCY:                                     EXCHANGE RATE
                                                          AGENT:

ORIGINAL
ISSUE DATE:                         INTEREST RATE:      MATURITY DATE:


REDEMPTION                                              REDEMPTION
COMMENCEMENT DATE:                                      PERIODS AND
                                                        PRICES:

REPAYMENT DATE:                                         REPAYMENT

                                                        PERIODS AND
                                                        PRICES:

AUTHORIZED DENOMINATIONS:
(Only applicable if Specified
Currency is other than U.S.
dollars)

OTHER/ADDITIONAL TERMS:

                                                        DEFAULT RATE:
                                                        (Only applic-
                                                        able if
                                                        Security issued
                                                        at original
                                                        issue discount)

                                                        OID DEFAULT
                                                        AMOUNT:  (Only
                                                        applicable if
                                                        Security issued
                                                        at original
                                                        issue discount)

















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     PITNEY BOWES CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & Co., as nominee for the Depositary, or registered assigns, the principal sum of

                                                                 (any such
currency or composite currency being hereinafter referred to as a "Specified Currency") on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption or Repayment Date specified above, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Market Day (as defined below)), as the case may be, next preceding the February 1 and Auguat 1 Interest Payment Dates; provided, however, that interest payable at maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series evidenced by this permanent global Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. As used herein, the term "Depositary" shall mean the Depositary designated as such by the Company under the Indenture described herein.

     The term "Market Day" means (i) unless otherwise provided in this definition, any day that is a Business Day (as defined below) in The City of New York; (ii) if the Specified Currency shown above is not U.S. dollars or euro, any day that is a Business Day both in The City of New York and in the Principal Financial Center (as defined below) in the country of the Specified Currency; and (iii) if the Specified Currency shown above is euro, any date that is a Business Day in The City of New York that is designated as a euro settlement day by the Euro Banking Association in Paris or otherwise generally regarded in the euro interbank market as a day on which payments in euro are made. The term "Business Day", when used with respect to any place, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place are authorized or obligated by law to close. The term "Principal Financial Center" as used herein means the capital city of the country issuing the currency or composite currency in which payment in respect of this Security is to be made, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders, Portuguese escudos, South African rand and euros, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Milan, Zurich, Amsterdam, London, Johannesburg and Luxembourg, respectively.

     Payment of principal of (and premium, if any) and interest on this permanent global Security will be made in U.S. dollars unless the Holder elects to receive all or part of such payments in such Specified Currency. A Holder of a permanent global Security denominated in a Specified Currency other than U.S. dollars may so elect by delivering a written request to the Paying Agent, on or prior to the applicable Record Date or the date fifteen calendar days prior to maturity or earlier redemption or repayment, as the case may be. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such election shall remain in effect unless such request is revoked on or prior to the applicable Record Date or the date fifteen days prior to maturity, redemption or repayment, as the case may be.

     Payments in U.S. dollars, in respect of a Security denominated in a Specified Currency other than U.S. dollars, will be based upon the exchange rate as determined by the

Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recog nized foreign exchange dealers, for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of permanent global Securities denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such permanent global Securities by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any permanent global Security, such payment will be made in the Specified Currency.

     Payment of principal of (and premium, if any) and interest due on this permanent global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of this permanent global Security for all purposes under the Indenture.

     Unless otherwise specified above, payments of interest and principal (and premium, if any) with respect to any permanent global Security made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, with respect to Securities denominated in euros, a euro account) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated on or before the fifth Business Day after the Regular Record Date with respect to a payment of interest or on or before the fifteenth day before the stated maturity, redemption or repayment date, as the case may be, by the registered Holder of this permanent global Security on the relevant Regular Record Date or maturity, redemption or repayment date, provided that, in the case of payment of principal of (and premium, if any) and any interest due at maturity or upon earlier redemption or repayment, this permanent global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in Atlanta, Georgia, and, unless revoked, any such designation made with respect to any permanent global Security by a registered Holder will remain in effect with respect to any further payments with respect to this permanent global Security payable to such Holder. If a payment with respect to this permanent global

Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 5 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made.

     If the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The "Exchange Rate" means the noon buying rate in The City of New York for cable transfers for the relevant Specified Currency. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default under the Indenture.

     This permanent global Security is exchangeable or transferable in whole or from time to time in part for Securities of this series in definitive registered form only as provided in this paragraph. If (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its sole discretion determines that this permanent global Security shall be so exchangeable or transferable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a Company Order providing that this permanent global Security shall be so exchangeable or transferable, (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part, or (iv) there shall exist such other circumstances, if any, in addition to or in lieu of those specified in clauses (i), (ii) and
(iii) as are specified above, this permanent global Security shall be exchangeable for Securities of this series in definitive registered form, provided that the definitive Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 and any integral multiples thereof or, if this permanent global

Security is denominated in a Specified Currency, in the denominations indicated above, and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     Upon exchange of any portion of this permanent global Security for one or more Securities of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this permanent global Security and issue a new permanent global Security or Securities of this Series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                         PITNEY BOWES CREDIT CORPORATION


                                               By______________________________
                                                     Title:



                                               Attest__________________________
                                                         Title:

                                                          [SEAL]

                 [SEAL]



CERTIFICATE OF AUTHENTICATION
This is one of the Securities
of the series designated therein
referred to in the within-
mentioned Indenture

SUNTRUST BANK,ATLANTA, As Trustee



By______________________________
  Authorized Officer

                         [Form of Reverse of Security]
                        PITNEY BOWES CREDIT CORPORATION
                           MEDIUM-TERM NOTE, SERIES D
                                  (Fixed Rate)


     This Security is a permanent global Security evi dencing a portion of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 31, 1999 (herein called the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security represents a portion of the Securities of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 or its equivalent in other currencies or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies.

     Interest payments for this permanent global Secu rity will include interest accrued to but excluding the Interest Payment Dates or date of maturity, redemption or repayment, as the case may be. Unless otherwise indicated on the face hereof, interest payments for this permanent global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this permanent global Security falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Business Day.

     This permanent global Security is not subject to redemption prior to the Maturity Date shown above unless a Redemption Commencement Date and Redemption Periods and

Redemption Prices are specified above. If so specified, this permanent global Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the election of the Company, during the Redemption Periods and at the Redemption Prices specified on the face hereof, plus interest accrued to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this permanent global Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture.

     In the event of redemption of this permanent global Security in part only, a new permanent global Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed portion will be delivered to the Depositary upon the cancellation hereof.

     This permanent global Security is not subject to repayment prior to the Maturity Date shown above unless a Repayment Date, Repayment Periods and Repayment Prices are specified above. If so specified, this permanent global Security is subject to repayment at the option of the Holder hereof upon the terms set forth above.

     In the event of repayment of this permanent global Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unpaid portion will be issued to the registered Holder upon the cancellation hereof.

     If an Event of Default with respect to the Secu rities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this permanent global Security.

     No reference herein to the Indenture and no provi sion of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

     This permanent global Security may not be trans ferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     If this Security is issued with an original issue discount, (i) if an Event of Default with respect to the Securities shall have occurred and be continuing, the amount of principal of this Security which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Security shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

     The Securities of this Series may be issued in registered form, without coupons, in denominations of $1,000 and any integral multiples thereof or, if this Security is denominated in a Specified Currency, in the denominations indicated on the face hereof, unless otherwise specified above.

     No service charge shall be made for any reg istration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum suffi cient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this permanent global Security is registered as the owner hereof for all purposes, whether or not this permanent global Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this permanent global Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - _________Custodian__________
                          (Cust)            (Minor)
                         Uniform Gifts to Minors Act


                         ----------------------------
                                   (State)

     Additional abbreviations may also be used though not in the above list.

       -----------------------------

               FOR VALUE RECEIVED, the undersigned hereby sells,
                           assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE



----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or Type Name and Address including Zip Code of Assignee)


-------------------------------------------------------------------------------
the within permanent global Security, and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________ attorney to transfer said permanent global Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

          [NOTE: The signature to this assignment must correspond with the name as written upon the face of the within permanent global Security in every partic ular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or corres pondent in The City of New York or by a member of the New York Stock Exchange.]

                           OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Please Print or Typewrite Name and Address of the Undersigned)

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the undersigned for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):__________________________.


Dated:_____________________                 ______________________________

                                            ______________________________


                  NOTICE: The signature to this assignment must correspond with the name as written upon the within Security in every particular, without alteration or enlargement or any change whatever.